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                                                                     Exhibit 3.7


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED RESEARCH PRESS, INC.

Under section 807 of the Business Corporation Law.

        The undersigned, the President and Secretary of ADVANCED RESEARCH PRESS, INC., do hereby certify:

        The name of the Corporation is ADVANCED RESEARCH PRESS, INC., originally formed as 333-335 EAST 70th STREET REALTY CORP.

        The certificate of incorporation was filed by the Department of State on the 8th day of March, 1983.

        The certificate of incorporation is hereby amended to change the purposes of the Corporation and to add provisions concerning: (i) the election of directors, (ii) prohibiting committees of the Board of Directors, (iii) actions by unanimous written consent of the shareholders, (iv) election not to be governed by the provisions of Section 912 of the Business Corporation Law,
(v) indemnification of officers and directors, (vi) limitations on the personal liability of directors, and (vii) the exclusion of preemptive rights, and the text of the certificate of incorporation is hereby restated as amended to read as herein set forth in full:

         FIRST:   The name of the Corporation is ADVANCED RESEARCH PRESS, INC.

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York (the "New York Business Corporation Law") provided that it will not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         THIRD:   The office of the Corporation shall be located in the County of Suffolk, State of New York.

         FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue shall be 200 shares of Common Stock, all of which shall be without par value. Each share of Common Stock shall be entitled to one vote.
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         FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                  Name                     Mailing Address
                  ----                     ---------------

                  Philip M. Kazin          c/o Twin Laboratories Inc.
                                           2120 Smithtown Ave.
                                           Ronkonkoma, New York  11779

         SIXTH:   No election of directors need be by written ballot.

         SEVENTH: The Board of Directors shall not designate any committee of the Board of Directors.

         EIGHTH: Any action in connection with any increase or decrease in the number of the members of the Board of Directors of the Corporation (including, without limitation, the election, appointment or removal of any director) that is required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the provisions of section 615 of the New York Business Corporation Law. Except as contemplated in the immediately foregoing sentence, all other actions that are required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote only if a unanimous consent or consents in writing shall be signed by the holders of outstanding shares entitled to vote thereon and shall be delivered to the Corporation in accordance with the provisions of section 615 of the New York Business Corporation Law.

         NINTH:   The Corporation expressly elects not be governed by section
912 of the New York Business Corporation Law.

         TENTH: Except to the extent expressly prohibited by Article 11.7 of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, as amended, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., NaturPharma Inc. and Green Equity Investors II, L.P. (the "Agreement") with respect to the Stockholder Indemnitors (as such term is defined in the Agreement), the Corporation shall, to the fullest extent permitted by the provisions of article 7 of the New York Business
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Corporation Law, as the same may be amended and supplemented, indemnify each person who is or was an officer or Director of the Corporation and may indemnify any and all other persons whom it shall have power to indemnify under said article 7 from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said article 7, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to acting in such person's official capacity and as to acting in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing in this Article Tenth and no provision of any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, shall obligate the Corporation to indemnify such persons for expenses, liabilities, or other matters referred to in or covered by article 7 of the New York Business Corporation Law, arising out of any act or omission prior to the adoption of this Restated Certificate of Incorporation

         ELEVENTH: A Director of the Corporation shall not be personally liable to the Corporation or the shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated section 719 of the New York Business Corporation Law, or the liability of any director for any act or omission prior to the adoption of this Restated Certificate of Incorporation. If the New York Business Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended. No repeal or modification of this Article 11 shall adversely affect any right of or protection afforded to a Director prior to such repeal or modification.

         TWELFTH:   The Corporation expressly elects not to be governed by
section 622 of the New York Business Corporation Law.

        The above restatement of the certificate of incorporation was authorized by a resolution by unanimous written consent of the Board of Directors of the Corporation, followed by a resolution by unanimous written consent of the holders of all outstanding shares entitled to vote thereon.
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        IN WITNESS WHEREOF, the undersigned have executed this certificate and affirm the truth of the statements therein set forth under penalty of perjury, this _th day of May, 1996.


         ----------------                            ------------------
         Jean Blechman                               David Blechman
         Secretary                                   President